                                                                                          EX-99.B(h)(13)

EXHIBIT C

Bond or
Name of Bond	Policy No.	Insurer
------------	---------	-------
Investment Company	87015105B	ICI
Blanket Bond Form		Mutual
Insurance
Company
Fidelity	$28,200,000
Audit Expense	50,000
On Premises	28,200,000
In Transit	28,200,000
Forgery or Alteration	28,200,000
Securities	28,200,000
Counterfeit Currency	28,200,000
Uncollectible Items of
Deposit	25,000
Phone-Initiated Transactions	28,200,000
Computer Security	28,200,000

Directors and Officers/		87015105D	ICI
Errors and Omissions Liability			Mutual
Insurance Form			Insurance
Total Limit	$25,000,000		Company

Blanket Lost Instrument Bond (Mail Loss)	30S100639551	Travelers

Blanket Undertaking Lost Instrument
Waiver of Probate	42SUN339806	Hartford
Casualty
Insurance

Effective November 30, 2005